The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Registration Statement No. 333-237342 Filed Pursuant to Rule 433
Subject To Completion, dated April 2, 2021 PRICING SUPPLEMENT R2701 dated April __, 2021 (To Prospectus Supplement dated April 20, 2020 and Prospectus dated April 20, 2020)

Bank of Montreal Medium-Term Notes Equity Fund Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

■	Linked to the lowest performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Fund”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity, upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that quarter is greater than or equal to its coupon threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be within the range of 6.65% to 7.65% per annum
■

Automatic Call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from October 2021 to January 2025, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■

Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the original offering price of your securities

■	The coupon threshold price for each Fund is equal to 65% of its starting price; the downside threshold price for each Fund is equal to 60% of its starting price
■

If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its downside threshold price. However, you will not participate in any appreciation of any Fund and will not receive any dividends on the shares of any Fund

■	Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue the shares of any Fund or any securities held by any Fund for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated initial value of the securities is $924.40 per security. The estimated initial value of the securities on the pricing date may differ from this value but will not be less than $900 per security. However, as discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	Up to $21.75	$978.25
Total

(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.
(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Terms of the Securities
Issuer:	Bank of Montreal.
Market Measures:	The SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Fund,” and collectively as the “Funds”).
Pricing Date:	April 16, 2021. *
Issue Date:	April 21, 2021.* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) divided by 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (subject to postponement as described in “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or more of the Funds, the related contingent coupon payment date will be three business days after the last calculation day as postponed. If a contingent coupon payment date is postponed, the contingent coupon payment, if any, due on that contingent coupon payment date will be made on that contingent coupon payment date as so postponed with the same force and effect as if it had been made on the originally scheduled contingent coupon payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be within the range of 6.65% to 7.65% per annum.
Automatic Call:

If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from October 2021 to January 2025, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

 If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:	Quarterly, on the 16th day of each January, April, July and October, commencing July 2021 and ending January 2025, and the final calculation day*, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to April 16, 2025* as the “final calculation day.”
Call Settlement Date:

Three business days after the applicable calculation day (subject to postponement as described in “—Postponement of a Calculation Day” below, if applicable). If a calculation day is postponed with respect to one or more Funds, the related call settlement date will be three business days after the last calculation day as postponed.

Stated Maturity Date:	April 22, 2025*. If the final calculation day is postponed, the stated maturity date will be the later of (i) April 22, 2025* and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•     if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

•     if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the original offering price of your securities at stated maturity.

Any positive return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund; however, you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its downside threshold price.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day (subject to postponement for one or more Funds as described in “—Postponement of a Calculation Day” below, if applicable).
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on that calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:	With respect to a Fund, the “fund closing price” on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternative Calculation” below.
Starting Price:

With respect to the SPDR® S&P 500® ETF Trust: , its fund closing price on the pricing date.

With respect to the iShares® Russell 2000 ETF: , its fund closing price on the pricing date.

With respect to the iShares® MSCI Emerging Markets ETF: , its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Coupon Threshold Price:

With respect to the SPDR® S&P 500® ETF Trust: , which is equal to 65% of its starting price.

With respect to the iShares® Russell 2000 ETF: , which is equal to 65% of its starting price.

With respect to the iShares® MSCI Emerging Markets ETF, which is equal to 65% of its starting price.

Downside Threshold Price:

With respect to the SPDR® S&P 500® ETF Trust: , which is equal to 60% of its starting price.

With respect to the iShares® Russell 2000 ETF: , which is equal to 60% of its starting price.

With respect to the iShares® MSCI Emerging Markets ETF: , which is equal to 60% of its starting price.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Fund, that calculation day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. A calculation day for a Fund is also subject to postponement due to the occurrence of a market disruption event with respect to that Fund on that calculation day. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:

For a discussion of the Canadian federal income tax considerations relating to an investment in the securities, please see the section of the prospectus supplement, “Certain Income Tax Consequences – Certain Canadian Income Tax Considerations.”

For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see the section below, “Supplemental U.S. Federal Income Tax Considerations.”

Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an underwriting discount of up to $21.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

The agent, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06368EHP0
No Conversion:	The securities will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus supplement dated April 20, 2020 and the prospectus dated April 20, 2020. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. Information in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated April 20, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000119312520112249/d908040d424b5.htm

•	Prospectus dated April 20, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000119312520112240/d903160d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

We have filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus in that registration statement and the other documents that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, we will arrange to send to you the prospectus (as supplemented by the prospectus supplement if you request it by calling our agent toll-free at 1-877-369-5412.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Estimated Value of the Securities

Our estimated initial value of the securities on the date of this preliminary pricing supplement, and that will be set forth on the cover page of the final pricing supplement relating to the securities, equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions are derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities on the pricing date will be determined based on market conditions at that time.

For more information about the estimated initial value of the securities, see “Risk Factors” below.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek an investment with contingent quarterly coupon payments at a rate of 6.65% to 7.65% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 65% of its starting price;

•	understand that if the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 40%, and possibly all, of the original offering price at stated maturity;

•	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities;

•	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
•	understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Funds;

•	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

•	understand and are willing to accept the full downside risks of each Fund;

•	are willing to forgo participation in any appreciation of any Fund and dividends paid on the shares of the Funds; and

•	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek full return of the original offering price of the securities at stated maturity;

•	seek a security with a fixed term;

•	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

•	are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 40% from its starting price;

•	seek certainty of current income over the term of the securities;

•	seek exposure to the upside performance of any or each Fund;

•	seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

•	are unwilling to accept the risk of exposure to the large-capitalization segment of the United States equity market represented by the SPDR® S&P 500® ETF Trust, the small-capitalization segment of the United States equity market represented by the iShares® Russell 2000 Index ETF and the emerging international markets represented by the iShares® Emerging Markets ETF;

•	are unwilling to accept the credit risk of Bank of Montreal; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related quarterly calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Funds is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
40% contingent
downside protection
Return of lowest performing
Fund at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical return of lowest performing Fund

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances. The index underlying a Fund is sometimes referred to as its “underlying index.”

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the original offering price per security, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Fund is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the original offering price per security. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than its downside threshold price, the maturity payment amount will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If The Other Funds Perform Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one or more Funds could offset the poor performance of the others. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Funds.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although each Fund must close above its respective coupon threshold price on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and close above its respective downside threshold price on the final calculation day in order for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Funds. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Funds would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Fund.

Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In Bank Of Montreal’s Structured Debt Securities, Including The Securities

The Securities Are Subject To The Credit Risk Of Bank Of Montreal.

The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs include the underwriting discount and selling concessions, the profits that we and our affiliates, and/or the agent and its affiliates, expect to realize for assuming the risks in hedging our obligations under the securities, and the estimated cost of hedging these obligations. The initial estimated value may be as low as the amount indicated on the cover page of this pricing supplement.

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we will use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the date of this preliminary pricing supplement is, and our estimated value as determined on the pricing date will be, derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Funds, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this pricing supplement. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. WFS has advised us that, if you hold the securities through an account at WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

Risks Relating To The Value Of The Securities And Any Secondary Market

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of each Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Performance of the Funds. The value of the securities prior to maturity will depend substantially on the then-current price of each Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the lowest performing Fund at that time is less than, equal to or not sufficiently above its starting price, its coupon threshold price or its downside threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Funds. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Funds changes.

•	Correlation Among The Funds. Correlation refers to the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Funds may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Funds decreases.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Funds. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Funds during the period of time still remaining to the stated maturity date.

•	Dividend Yields On Securities Held By The Funds. The value of the securities may be affected by the dividend yields on securities held by the Funds.

•	Currency Exchange Rates. Since the iShares® MSCI Emerging Markets ETF includes securities quoted in one or more foreign currencies and the closing price of the iShares® MSCI Emerging Markets ETF is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Funds. Because numerous factors are expected to affect the value of the securities, changes in the price of the Funds may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Funds

You Will Be Subject To Risks Resulting From The Relationship Between The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities. Each Fund represents a different equity market. The SPDR® S&P 500® ETF Trust represents large-cap U.S. securities. The iShares® Russell 2000 ETF represents the small capitalization segment of the U.S. equity market. The iShares® MSCI Emerging Markets ETF represents securities from emerging international markets. These different equity markets may not perform similarly over the term of the securities.

Historical Prices Of The Funds Or The Securities Included In The Funds Should Not Be Taken As An Indication Of The Future Performance Of The Funds During The Term Of The Securities.

The trading prices of the shares of the Funds will determine the closing market prices of the Funds and, therefore, whether the securities will be automatically called prior to stated maturity, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the prices of the Funds will fall or rise compared to their respective starting prices. Trading prices of the securities held by the Funds will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Funds and those securities held by the Funds are traded and the values of the Funds and those securities themselves. Accordingly, any historical prices of the Funds do not provide an indication of the future performance of the Funds.

The Policies of Each Fund’s Investment Adviser And Changes That Affect Its Underlying Index Could Affect The Amount Payable On The Securities And Their Market Value.

The policies of each Fund’s investment adviser (the “fund sponsor”) concerning the calculation of such Fund’s net asset value, management of the Fund, additions, deletions or substitutions of the securities held by the Fund, and the manner in which changes affecting the applicable underlying index are reflected in the Fund could affect the market price of shares of the Fund and, therefore, the likelihood of the occurrence of an automatic call, the payments on the securities and the market value of the securities. The amount payable on the securities and their market value could also be affected if a Fund’s investment adviser changes these policies, for example, by changing the manner in which it manages the Fund, or if a Fund’s investment adviser discontinues or suspends maintenance of the Fund, in which case it may become difficult to determine the market value of the securities.

Similarly, the policies of the sponsor of a Fund’s underlying index (an “underlying index sponsor”) concerning the calculation of such underlying index and the addition, deletion or substitution of securities comprising such underlying index and the manner in which such underlying index sponsor takes account of certain changes affecting such securities may affect the level of such underlying index and the market price of shares of the Fund and, therefore, the likelihood of the occurrence of an automatic call, the payments on the securities and the market value of the securities. An underlying index sponsor may also discontinue or suspend calculation or dissemination of such underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the market value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Funds Or The Underlying Indices.

Actions by any company whose securities are included in a Fund or an underlying index may have an adverse effect on the price of its security, the fund closing price of the related Fund on any calculation day, the ending price of such Fund and the value of the securities. Neither we nor WFS are affiliated with any of the other companies included in the Funds or the underlying indices. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Any Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the fund sponsors or the underlying index sponsors (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or the calculation of any Fund or underlying index. We have derived the information about the sponsors, the Funds and the underlying indices contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Funds, the underlying indices and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of its underlying index because such Fund may not invest in all of the securities included in its underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. A Fund may also hold securities or derivative financial instruments not included in its underlying index. A Fund may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from its net asset value per share. As a result, the performance of a Fund may not correlate perfectly with the performance of its underlying index, and the return on the securities based on the performance of a Fund will not be the same as the return on securities based on the performance of its underlying index.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of that Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from its net asset value per share.

There Are Risks Associated With The Funds.

Although the shares of the Funds are listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, each Fund is subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related underlying index. The Funds are also not actively managed and may be affected by a general decline in market segments relating to the underlying indices. Further, the fund sponsors invest in securities included in, or representative of, the applicable underlying index regardless of their investment merits, and the fund sponsors do not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, each Fund will be required to confirm on an ongoing basis that the securities included in its underlying index satisfy the applicable listing requirements. In the event that an underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the applicable underlying index sponsor modify such underlying index, transitioning to a new underlying index or obtaining relief from the SEC. There can be no assurance that an underlying index sponsor would modify such underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of the Funds and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of Any Fund.

You will not become a holder of shares of any Fund or a holder of securities included in its underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at stated maturity or upon automatic call.

Anti-Dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of each Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000® Index and that are held by the iShares® Russell 2000 ETF are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, this Fund may be more volatile than an exchange traded fund that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets, and Emerging Markets In Particular.

The iShares® MSCI Emerging Markets ETF includes the securities of foreign companies, and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors that apply in those geographical regions. These factors, which could negatively affect foreign securities markets, include the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities , the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments in the applicable region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the iShares® MSCI Emerging Markets ETF are typically listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. Any of these factors could have an adverse impact on the performance of the iShares® MSCI Emerging Markets and the return on the securities.

The Securities are Subject to Currency Exchange Rate Risk.

The value of the iShares® MSCI Emerging Markets will fluctuate based in large part upon its respective net asset values, which will in turn depend in part upon changes in the value of the currencies in which the stocks in which it invests are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the net asset value and the value of this Fund and the market value of, and amount payable on, the securities will be adversely affected.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to a Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of WFS or any other dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine the fund closing price of each Fund on each calculation day, the ending price of each Fund, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including, but not limited to, determining whether a market disruption event has occurred with respect to any Fund on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Fund; determining the fund closing price of a Fund if a calculation day is postponed with respect to that Fund to the last day to which it may be postponed and a market disruption event occurs with respect to that Fund on that day; adjusting the adjustment factor with respect to a Fund and other terms of the securities in certain circumstances; if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of that Fund on the applicable calculation day and the ending price of that Fund; and determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to that Fund or its underlying index. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. BMOCM calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by BMOCM. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Funds. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Funds or the companies whose securities are held by a Fund. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Funds or the companies whose securities are held by a Fund could adversely affect the price of the applicable Fund and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Funds from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Funds or the companies whose securities are held by a Fund published on or prior to the pricing date could result in an increase in the prices of the Funds on the pricing date, which would adversely affect investors in the securities by increasing the price at which each Fund must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by a Fund may adversely affect the price of that Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are held by a Fund, including making loans to those companies (including exercising creditors’ remedies with respect to those loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of that Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are held by a Fund. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Funds, securities included in the Funds or their underlying indices or listed or over-the-counter derivative or synthetic instruments related to the Funds or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Funds or any of the securities included in the Funds or their underlying indices, or derivative or synthetic instruments related to the Funds or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Funds or their underlying indices. These hedging activities could potentially adversely affect the prices of the Funds and, therefore, could adversely affect the value of and your return on the securities.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Funds or the securities included in the Funds or their underlying indices and other instruments relating to the Funds or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the Funds and, therefore, could adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax Matters

The Tax Consequences Of An Investment In The Securities Are Uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

Since each Fund is an exchange-traded fund, while the matter is not entirely clear, there exists a substantial risk that an investment in the securities is a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a United States holder in respect of the securities could be recharacterized as ordinary income, in which case certain interest charges would apply. See the section entitled “Supplemental U.S. Federal Income Tax Considerations – United States Holders — Potential Application of Section 1260 of the Code.”

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as “prepaid forward contracts” and other similar instruments even though that holder will not receive any payments with respect to the securities until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income. Any Treasury Regulations or other guidance promulgated after consideration of these issues could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental U.S. Federal Income Tax Considerations” in this pricing supplement. You should consult your tax advisor about your own tax situation.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 7.15% per annum (the midpoint of the specified range for the contingent coupon rate) and assume the hypothetical starting price, coupon threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and coupon threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date, and the securities are not automatically called.

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$95.00	$80.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	95.00%	80.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the iShares® MSCI Emerging Markets ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date, and the securities would not be automatically called. The contingent coupon payment would be equal to $17.88 per security, determined as follows: (i) $1,000 multiplied by 7.15% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date, and the securities are not automatically called.

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$105.00	$64.00	$125.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Performance factor (fund closing price on calculation day divided by starting price):	105.00%	64.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the iShares® Russell 2000 ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing prices of the better performing Funds on the relevant calculation day are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon payment.

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$115.00	$105.00	$130.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	105.00%	130.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the iShares® Russell 2000 ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,017.88 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, downside threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or downside threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and downside threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than its starting price, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$125.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	145.00%	135.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the iShares® MSCI Emerging Markets ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical downside threshold price, the maturity payment amount would equal the original offering price. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its downside threshold price, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$115.00	$80.00	$110.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	115.00%	80.00%	110.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the iShares® Russell 2000 ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 40%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its downside threshold price and less than its coupon threshold price, the maturity payment amount is equal to the original offering price of your securities at maturity; you DO NOT receive a final contingent coupon payment:

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$105.00	$63.00	$102.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	105.00%	63.00%	102.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the iShares® Russell 2000 ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 40%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, in this case, you would not receive the final contingent coupon payment, since the fund closing price of the lowest performing Fund is less than the hypothetical coupon threshold price.

Example 4. The ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, the maturity payment amount is less than the original offering price of your securities at maturity and you do not receive a final contingent coupon payment:

	SPDR® S&P 500® ETF Trust	iShares® Russell 2000 ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00	$90.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	120.00%	45.00%	90.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the iShares® Russell 2000 ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 40%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, even if the ending prices of the other Funds have appreciated or have not declined below their respective downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Additional Terms of the Securities

Bank of Montreal will issue the securities as part of a series of senior unsecured debt securities, as described in more detail in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

BMOCM, our wholly owned subsidiary, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing prices of the Funds under certain circumstances;

•	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and

•	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on any calculation day, then such calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If a calculation day has been postponed eight trading days for a Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding a postponement of a calculation day for one Fund due to a market disruption event with respect to such Fund, the originally scheduled calculation day will remain the calculation day for the other Funds if such other Funds are not affected by a market disruption event.

Anti-Dilution Adjustments Relating to the Funds; Alternative Calculation

Anti-Dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the applicable Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the applicable Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of shares of such Fund paid or distributed is based on a fixed cash equivalent value. For example, if a one-for-one share dividend is made as to the Fund, its adjustment factor will be changed from 1 to 2.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the shares of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment as set forth in that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment as set forth in this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent will, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and to us, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the sponsor of an underlying index discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-Dilution Adjustments—Reorganization Events” above.

Alternative Calculation

If at any time the method of calculating a Fund or a successor fund, or the related underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange-traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the amounts payable on the securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The maturity payment amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Information About the Funds

Each Fund files reports with the SEC under the Securities Exchange Act of 1934 and the Investment Company Act of 1940. Those reports may be obtained from the SEC website at www.sec.gov. You may also obtain information about the Funds through their respective websites, and press releases that they issue from time to time. However, please note that none of such reports or such additional information is included or incorporated by reference in this document.

We have obtained the information about the Funds set forth in the following sections from publicly available information. However, we have not made any independent investigation as to that information. You are encouraged to make your own investigation into the funds prior to making an investment decision.

SPDR® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust (the “SPDR Trust”) or S&P Financial. Neither the SPDR Trust nor S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trust nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with our use of information about the SPDR Trust.

“iShares®” and “BlackRock®” are registered trademarks of BlackRock®. The securities are not sponsored, endorsed, sold, or promoted by BlackRock®, or by any of the iShares® Funds. Neither BlackRock® nor the iShares® Funds make any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Neither BlackRock® nor the iShares® Funds shall have any obligation or liability in connection with the registration, operation, marketing, trading, or sale of the securities or in connection with our use of information about the Funds described below or any of the iShares® Funds.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

The SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P 500® Index. This Fund utilizes a “replication” investment approach in attempting to track the performance of the underlying index. Information provided to or filed with the SEC by this Fund under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

Historical Information

We obtained the closing prices in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of this Fund for the period from January 1, 2016 to March 31, 2021. The closing price of this Fund on March 31, 2021 was $396.33. These historical prices should not be taken as an indication of future performance during the term of the securities.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

SPDR® S&P 500® ETF Trust (“SPY”)

The SPY seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P 500® Index. The SPY utilizes a “replication” investment approach in attempting to track the performance of the underlying index. The SPY typically invests in substantially all of the securities which comprise the underlying index in approximately the same proportions as the underlying index. Shares of the SPY are listed on the NYSE Arca under the symbol “SPY.”

The S&P 500® Index

The S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of this Reference Asset is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P calculates this Reference Asset by reference to the prices of the constituent stocks of this Reference Asset without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the constituent stocks of the S&P 500® Index and received the dividends paid on those stocks.

Computation of the S&P 500® Index

While S&P currently employs the following methodology to calculate the S&P 500® Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the Payment at Maturity.

Historically, the market value of any component stock of the S&P 500® Index was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P began shifting the S&P 500® Index halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the S&P 500® Index to full float adjustment on September 16, 2005. S&P’s criteria for selecting stocks for the S&P 500® Index did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index.

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the S&P 500® Index. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500® Index. Constituents of the S&P 500® Index prior to July 31, 2017 with multiple share class lines were grandfathered in and continue to be included in the S&P 500® Index. If a constituent company of the S&P 500® Index reorganizes into a multiple share class line structure, that company will remain in the S&P 500® Index at the discretion of the S&P Index Committee in order to minimize turnover.

The S&P 500® Index is calculated using a base-weighted aggregate methodology. The level of the S&P 500® Index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to use and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it serves as a link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index, which is index maintenance.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index, and do not require index divisor adjustments.

To prevent the level of the S&P 500® Index from changing due to corporate actions, corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the S&P 500® Index remains constant and does not reflect the corporate actions of individual companies in the S&P 500® Index. Index divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index closing level.

Changes in a company’s total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are generally announced on Fridays for implementation after the close of trading the following Friday (one week later). If a 5% or more share change causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. Information provided to or filed with the SEC by iShares®, Inc. under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov

Historical Information

We obtained the closing prices in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of this Fund for the period from January 1, 2016 to March 31, 2021. The closing price of this Fund on March 31, 2021 was $220.94. These historical prices should not be taken as an indication of future performance during the term of the securities.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

iShares® Russell 2000 ETF (“IWM”)

iShares® Russell 2000 ETF is listed on the NYSE Arca under the ticker symbol “IWM.” The iShares® Russell 2000 ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 ETF. iShares Trust and BlackRock Fund Advisors have entered into an investment advisory agreement under which BlackRock Fund Advisors was appointed as the Investment Advisor for the iShares® Russell 2000 ETF.

The Russell 2000® Index

The Russell 2000® Index was developed by Russell Investments (“Russell”) before FTSE International Limited (“FTSE”) and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Russell began dissemination of the Russell 2000® Index (Bloomberg L.P. index symbol “RTY”) on January 1, 1984. The Russell 2000® Index was set to 135 as of the close of business on December 31, 1986. FTSE Russell calculates and publishes the Russell 2000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies. The Russell 2000® Index is determined, comprised, and calculated by FTSE Russell without regard to the securities.

Selection of Stocks Comprising the Russell 2000® Index

All companies eligible for inclusion in the Russell 2000® Index must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades on a standard exchange in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) (“ADDTV”) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation “BDI” country. If the country in which its headquarters are located is a BDI, it will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. “N-Shares” of companies controlled by entities in mainland China are not eligible for inclusion in the Russell 2000® Index.

All securities eligible for inclusion in the Russell 2000® Index must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the “rank day” in May of each year (timetable is announced each spring) to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. FTSE Russell adds initial public offerings (IPOs) each quarter to ensure that new additions to the institutional investing opportunity set are reflected in representative indexes. A stock added during the quarterly IPO process is considered a new index addition, and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the eligibility period in order to qualify for index inclusion. If an existing index member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible.

Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies, are not eligible), blank check companies, special-purpose acquisition companies, exchange traded funds, mutual funds and limited partnerships are ineligible for inclusion. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts are not eligible for inclusion in the Russell 2000® Index.

Annual reconstitution is a process by which the Russell 2000® Index is completely rebuilt. On the rank day of July, all eligible securities are ranked by their total market capitalization. The largest 4,000 become the Russell 3000E Index, and the other FTSE Russell indexes are determined from that set of securities. Reconstitution of the Russell 2000® Index occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the Russell 2000® Index on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is intended to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. Information provided to or filed with the SEC by iShares®, Inc. under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov

Historical Information

We obtained the closing prices in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of this Fund for the period from January 1, 2016 to March 31, 2021. The closing price of this Fund on March 31, 2021 was $53.34. These historical prices should not be taken as an indication of future performance during the term of the securities.

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

The iShares® MSCI Emerging Markets ETF (the “EEM”)

This exchange traded fund is intended to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. This Fund trades on NYSE Arca under the ticker symbol “EEM.”

The MSCI Emerging Markets Index

We have derived all information contained in this pricing supplement regarding the MSCI Emerging Markets Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The information reflects the policies of, and is subject to change by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the index.

The MSCI Emerging Markets Index is intended to measure equity market performance in the global emerging markets. The MSCI Emerging Markets Index currently consists of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates.

The MSCI Emerging Markets Index is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices. MSCI is the Index Sponsor of the MSCI Emerging Markets Index.

General – MSCI Global Investable Market Indices

MSCI provides global equity indices intended to measure equity performance in international markets and the MSCI International Equity Indices are designed to serve as global equity performance benchmarks. In constructing these indices, MSCI applies its index construction and maintenance methodology across developed, emerging, and frontier markets.

Constructing the MSCI Global Investable Market Indices. MSCI undertakes an index construction process, which involves:

•	defining the equity universe;

•	determining the market investable equity universe for each market;

•	determining market capitalization size segments for each market;

•	applying index continuity rules for the MSCI Standard Index;

•	creating style segments within each size segment within each market; and

•	classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe. The equity universe is defined by:

•	Identifying Eligible Equity Securities: the equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

•	Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country.

Determining the Market Investable Equity Universes. A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The investability screens used to determine the investable equity universe in each market are as follows:

•	Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.

•	Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

•	DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of an EM.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

•	Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

•	Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi−annual index review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a Quarterly or Semi−Annual Index Review.

Defining Market Capitalization Size Segments for Each Market. Once a market investable equity universe is defined, it is segmented into the following size−based indices:

•	Investable Market Index (Large + Mid + Small);

•	Standard Index (Large + Mid);

•	Large Cap Index;

•	Mid Cap Index; or

•	Small Cap Index.

Creating the size segment indices in each market involves the following steps:

•	defining the market coverage target range for each size segment;

•	determining the global minimum size range for each size segment;

•	determining the market size−segment cutoffs and associated segment number of companies;

•	assigning companies to the size segments; and

•	applying final size−segment investability requirements.

Index Continuity Rules for the Standard Indices. In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Classifying Securities under the Global Industry Classification Standard. All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. Under the GICS, each company is assigned to one sub−industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Calculation Methodology

The MSCI Equity Indexes measure the performance of a set of equity securities over time. The MSCI Equity Indexes are calculated using the Laspeyres’ concept of a weighted arithmetic average, together with the concept of chain-linking.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover. In particular, index maintenance involves:

(i)	Semi−Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	updating the indices on the basis of a fully refreshed equity universe;

•	taking buffer rules into consideration for migration of securities across size and style segments; and

•	updating FIFs and Number of Shares (“NOS”).

(ii)	Quarterly Index Reviews in February and August of the Size Segment Indices aimed at:

•	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•	allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•	reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing Event−Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Through this maintenance process, MSCI may make structural changes to the indices by adding or deleting component country indices. Consequently, the composition of the Underlying Index may change over the term of the securities.

Additional information about the construction and calculation of the Underlying Index may be obtained from the Index Sponsor’s website, www.msci.com. Information on that website is not included or incorporated by reference into this document.

PRS-36

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

v
Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and, each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, individual retirement accounts and Keogh plans subject to Section 4975 of the Code and entities such as collective investment funds, partnerships or separate accounts whose underlying assets are deemed to include “plan assets” of such ERISA Plans, accounts or plans (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case referred to herein as “parties in interest”) with respect to such Plans. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Where the Bank of Montreal or our affiliate is or becomes a party in interest with respect to a Plan, the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and result in civil penalties or other liabilities under ERISA or an excise tax under Section 4975 of the Code unless such acquisition and holding is pursuant to and in accordance with applicable statutory, regulatory or administrative relief.

In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither Bank of Montreal nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. Those exemptions are:

•     PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•     PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•     PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•     PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•     PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

Accordingly, the securities may not be purchased or held by any Plan or any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for exemptive relief under one or more of the PTCEs listed above or under the Service Provider Exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will therefore be deemed to have represented by such purchase and holding that it either (1) is not a Plan and is not purchasing the securities on behalf of or with “plan assets” of any Plan or (2) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar rules under applicable laws or regulations (“Similar Laws”). As such, any purchaser or holder of the securities or any interest in the securities which is, or is investing the assets of, a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that such purchase and holding will not violate the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

None of us, the agent or our respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or holding of securities by any Plan or Non-ERISA Arrangement. Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of securities to any Plan or Non-ERISA Arrangement is in no respect a representation by Bank of Montreal, the agent or any of our respective affiliates that such an investment is appropriate for, or meets all applicable legal requirements with respect to investments by, Plans or Non-ERISA Arrangements.

PRS-37

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Supplemental U.S. Federal Income Tax Considerations

The following is a general description of certain U.S. federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supplements and, to the extent applicable, supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus) and non-United States holders (as defined below). It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. The discussion in this section does not apply to holders subject to special rules including holders subject to Section 451(b) of the Code.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether any Fund, or any issuer of any of the component stocks included in any underlying index would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If a Fund or an issuer of one or more of those stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by each Fund and consult your tax advisor regarding the possible consequences to you in this regard.

We will treat the securities as not effectively connected with our U.S. trade or business, as determined for U.S. federal income tax purposes. As a result, we intend to treat any interest income with respect to the securities, as determined for U.S. federal income tax purposes, as foreign-sourced.

United States Holders

In the opinion of our counsel, Morrison & Foerster LLP, it is reasonable to treat the securities described in this pricing supplement as a pre-paid cash-settled contingent income-bearing derivative contract in respect of the Funds for U.S. federal income tax purposes, and by purchasing a security, you agree with us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent coupon payments is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon payments (including any contingent coupon payment on or with respect to the maturity date) constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the securities are treated as described above, subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, it would be reasonable for a United States holder to take the position that it will recognize capital gain or loss upon the sale or maturity of the securities in an amount equal to the difference between the amount a United States holder receives at such time (other than amounts properly attributable to any interest payments, which would be treated, as described above, as ordinary income) and the United States holder’s tax basis in the securities. In general, a United States holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual United States holder is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses may be subject to limitations. The holding period for securities of a United States holder who acquires the securities upon issuance generally will begin on the date after the issue date of the securities. If the securities are held by the same United States holder until maturity, that holder’s holding period generally will include the maturity date. It is possible that the Internal Revenue Service could assert that a United States holder’s holding period in respect of the securities should end on the date on which the amount the holder is entitled to receive upon the maturity of the securities is determined, even if the holder does not receive such amounts prior to the maturity of the securities. In such case, a United States holder may be treated as having a holding period in respect of the securities that is one year or less even if the holder receives cash upon maturity of the securities at a time that is more than one year after the beginning of its holding period.

PRS-38

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Potential Application of Section 1260 of the Code.  The Funds are the type of financial asset described under Section 1260 of the Code (which includes, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”). While the matter is not entirely clear, there exists a substantial risk that an investment in the securities is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. holder in respect of the securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the call, sale, or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, or maturity).

If an investment in the securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. holder in respect of the securities will be recharacterized as ordinary income.  It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the securities will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of the securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. holder would have had if such U.S. holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the security attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of call, sale, or maturity of the security at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. However, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero.  U.S. holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the securities.

Alternative Treatments

Alternative tax treatments of the securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a contingent payment debt instrument. If the securities are so treated, a United States holder would generally be required to accrue interest currently over the term of the securities regardless of its method of tax accounting based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities irrespective of the contingent coupon payments, if any, paid on the securities. In addition, any gain a United States holder might recognize upon the sale or maturity of the securities would be ordinary income and any loss recognized by such holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could assert that any gain or loss that a holder may recognize upon the sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis irrespective of any interest payments, and they sought taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently, and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this pricing supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting

Please see the discussion under “United States Federal Income Taxation—Other Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

The following discussion applies to non-United States holders of the securities. A non-United States holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

As referenced above, we intend to treat payments with respect to a security as not effectively connected with our U.S. trade or business, and thus as foreign-sourced, for U.S. federal income tax purposes. As a result, except as discussed below, generally a non-United States holder will not be subject to U.S. federal income or withholding tax with respect to a security unless payments with respect to such security are effectively connected with the conduct by the holder of a U.S. trade or business or, under certain limited circumstances, the holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the sale or maturity of the securities.

PRS-39

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-United States holder. Under Treasury Department regulations, payments (including deemed payments) with respect to equity -linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the Internal Revenue Service has issued guidance that states that the Treasury Department and the Internal Revenue Service intend to amend the effective date of the Treasury regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the terms of the securities and certain representations provided by us, the securities should not be delta-one instruments within the meaning of Section 871(m) of the Code and the Treasury regulations promulgated thereunder. Accordingly, if the securities are not delta-one instruments and are issued before January 1, 2023, non-United States holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Funds or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-United States holders that enter, or have entered, into other transactions in respect of the Funders, the securities held by the Funds or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gains, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with certain certifications. Proposed regulations eliminate the requirement under FATCA to withhold from the gross proceeds from the disposition of financial instruments, and may be relied upon pending their finalization.

To the extent that the securities and payments with respect thereto are properly treated as described herein for U.S. federal income tax purposes, we do not expect FATCA withholding will apply to payments on the securities. However, if we (or an applicable withholding agent) determine withholding is appropriate with respect to the securities, we (or such agent) will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.

PRS-40

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Supplemental Plan of Distribution (Conflicts of Interest)

The securities are being purchased by the agent as principal, pursuant to a distribution agreement between the agent and us. The agent has agreed to pay certain of our out-of-pocket expenses of the issue of the securities.

From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent and/or one of our affiliates may be our hedge counterparty for a hedge relating to our obligations under the securities.

In the future, the agent and its affiliates may purchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or otherwise. Wells Fargo Securities, LLC may act as principal or agent in such transactions.

The agent has committed to purchase all of these securities in the initial public offering of the securities if any are purchased. The agent will receive an underwriting discount of up to $21.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. These securities dealers may include WFA. In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Proceeds to be received by us in this offering will be net of the underwriting discount, commission and expenses payable by us.

The securities are new issues of securities with no established trading markets. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates, and BMOCM and its affiliates, may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period.

Our broker-dealer subsidiary, BMOCM, does not expect to make a market in the securities. If BMOCM determines that the agent is unable or unwilling to make a market in the securities at any time, BMOCM may, but is not obligated to, make a market in the securities at that time. If BMOCM makes a market in the securities at any time, its valuation of the securities may differ from the agent’s valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.

We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

No action has been or will be taken by us, the agent or any broker-dealer affiliates of either us or the agent that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any broker-dealer affiliates of either us or the agent.

Conflicts of Interest

Wells Fargo Securities, LLC is the agent for the distribution of the securities and is an affiliate of Wells Fargo Bank, National Association, which acts as trustee under the senior debt indenture governing the securities. Therefore, if a default occurs with respect to the securities, the trustee would have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the senior debt indenture governing the securities and we would be required to appoint a successor trustee. If the trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the senior debt indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to holders of the securities under the senior debt indenture and (b) a conflicting interest under the senior debt indenture for purposes of the Trust Indenture Act.

PRS-41

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Selling Restrictions

The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided in this pricing supplement and the related prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Argentina

The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this pricing supplement and the related prospectus supplement and prospectus have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The securities have not been, and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This pricing supplement and the related prospectus supplement and prospectus shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement (and the related prospectus supplement and prospectus) do not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

European Economic Area

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”) or in the U.K. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (“the Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the U.K. has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the U.K. may be unlawful under the PRIIPs Regulation.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the related prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

PRS-42

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF due April 22, 2025

Panama

The securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Paraguay

The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or the related prospectus supplement, the prospectus or any other material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

PRS-43